UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.   20549



                           FORM 8-K/A



  Date of Report (date of earliest event reported):  May 10, 1996

            Commission File Number:  33-15370-D



                      CUSA Technologies, Inc.
_________________________________________________________________________
 (Exact name of small business Issuer as specified in its charter)

            Nevada                               87-0439511
    ______________________              ___________________________________
    State of Incorporation              IRS Employer Identification Number


          986 West Atherton Drive, Salt Lake City, Utah  84123
       __________________________________________________________
               (Address of principle executive offices)


                          (801) 263-1840
           ________________________________________________
           (Issuer's telephone number, including area code)

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                        Exhibit 1.01

                Letter from Grant Thornton LLP

May 16, 1996



Securities and Exchange Commission
Washington, D.C. 20549

Re:  CUSA Technologies, Inc.
     File No. 33-15370

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of CUSA Technologies, Inc. dated May 10, 1996 and agree with the statements contained therein, except for the matters in (i) the first paragraph, relating to the appointment of new auditors and recommendation of the Audit Committee, and (ii) the last paragraph, relating to consultations with the new auditors, about which we have no knowledge.

Based upon a telephone conversation with the Chief Financial Officer of the Company on April 22, 1996, we believe that our client-auditor relationship ceased at that time.

Very truly yours,


/s/ Grant Thornton LLP
Grant Thornton LLP